UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2012, the Board of Directors (the “Board”) of Manning & Napier, Inc. (the “Company”) appointed Robert M. Zak to fill a vacancy on the Board. Mr. Zak currently serves as President and Chief Executive Officer of Merchants Mutual Insurance Company, Merchants National Insurance Company and Merchants Preferred Insurance Company. Mr. Zak holds an M.B.A. in Accounting and Economics and a Bachelor of Science from the State University of New York at Buffalo.

There is no arrangement or understanding between Mr. Zak and any other person pursuant to which Mr. Zak was selected as a director. Mr. Zak does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Mr. Zak is an independent director under applicable New York Stock Exchange (the “NYSE”) rules. Mr. Zak will serve on the Nominating and Corporate Governance, Compensation, and Audit Committees.

A copy of the press release announcing Mr. Zak’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.

Pursuant to applicable NYSE listing standards, the Company is required to have a majority of independent directors on its Board, as well as a nominating/corporate governance committee composed entirely of independent directors, among other things (the “Corporate Governance Requirements”), unless the Company determines to opt out of the Corporate Governance Requirements pursuant to the “controlled company” exemption of the NYSE under 303A.00 of the NYSE’s Listed Company Manual. The Company may avail itself of the controlled company exemption because William Manning, the Company’s Chairman, holds a majority of the combined voting power of the Company’s capital stock through his ownership of 100% of the Company’s outstanding Class B common stock.

The Company has been unable to identify and appoint a fourth independent director to meet the Corporate Governance Requirements relating to having a majority of independent directors on its Board (a “Majority Board”). Accordingly, in order to remain in compliance with the Corporate Governance Requirements, the Company shall, as of November 16, 2012, rely on the controlled company exemption and not maintain a Majority Board or have a nominating and corporate governance committee composed entirely of independent directors. The Company is continuing to search for additional qualified director candidates that would allow the Company to meet all of the Corporate Governance Requirements and not to rely on the controlled company exemption.

Because the Company shall rely on the controlled company exemption, holders of the Company’s common stock may not have the same protections afforded to stockholders of companies that are subject to all of the Corporate Governance Requirements. William Manning has a controlling influence over theBoard, and the interests of William Manning may conflict with the interests of the Company’s other stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Manning & Napier, Inc. on November 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: November 16, 2012	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer